Exhibit 99.10(d)

FORUM FUNDS
Rule 18f-3 Multi-Class Plan

APPENDIX A

Fund	Share Class	Date Adopted	Date(s) Amended
Absolute Strategies Fund	Institutional	03/24/2005	06/24/2009
	R1	03/24/2005	06/24/2009
Auxier Focus Fund2	A	09/14/2004	06/24/2009
	Investor	09/14/2004	06/24/2009
Brown Advisory Core International Fund	Institutional	08/01/2002	06/24/2009
Brown Advisory Flexible Value Fund	Institutional	08/06/20063	06/24/2009
	A	08/06/2006	06/24/2009
Brown Advisory Growth Equity Fund	Institutional	08/01/2002	06/24/2009
	A	08/01/2002	06/24/2009
Brown Advisory Intermediate Income Fund	Institutional	08/01/2002	06/24/2009
	A	08/01/2002	06/24/2009
Brown Advisory Maryland Bond Fund	Institutional	08/01/2002	06/24/2009
Brown Advisory Opportunity Fund	Institutional	08/01/2002	06/24/2009
	A	08/01/2002	06/24/2009
Brown Advisory Small Cap Fundamental Value Fund	Institutional	08/01/2002	06/24/2009
	A	08/01/2002	06/24/2009
Brown Advisory Small Cap Growth Fund	Institutional	08/01/2002	06/24/2009
	A	08/01/2002	06/24/2009
	D	08/01/2002	06/24/2009
Brown Advisory Small Cap Value Fund	Institutional	08/01/2002	06/24/2009
	A	08/01/2002	06/24/2009
Brown Advisory Value Equity Fund	Institutional	08/01/2002	06/24/2009
	A	08/01/2002	06/24/2009
Dover Long/Short Sector Fund	Institutional	08/21/2007	06/24/2009
	Investor4	08/21/2007	06/24/2009
Golden Large Cap Core Fund	Institutional	06/08/2005	06/24/2009
	Investor	06/08/2005	06/24/2009
Golden Small Cap Core Fund	Institutional	06/08/2005	06/24/2009
	Investor	06/08/2005	06/24/2009
Grisanti Brown Value Fund	I Shares	12/28/2007	06/24/2009
	Investor	12/28/2007	06/24/2009
Lou Holland Growth Fund	A Shares	10/08/2009
	C Shares	10/08/2009
	Institutional Shares	10/08/2009
	Investor Shares	10/08/2009
Liberty Street Horizon Fund	Institutional	04/20/2007	06/24/2009
	A	04/20/2007	06/24/2009
	C	03/24/2005	06/24/2009
Merk Hard Currency Fund	Investor	03/24/2005	06/24/2009
Merk Asian Currency Fund	Investor	02/07/2008	06/24/2009
Waterville Large Cap Value Fund	Institutional Shares	10/08/2009
	Investor Shares	10/08/2009

Merk Hard Currency Fund	Investor	03/24/2005	06/24/2009
Merk Asian Currency Fund	Investor	02/07/2008	06/24/2009
Waterville Large Cap Value Fund	Institutional Shares	10/08/2009
	Investor Shares	10/08/2009

1 Class A shares and Class C shares were converted into Class R shares on or about August 1, 2008 and July 31, 2009, respectively.

2 C Shares of Auxier Focus Fund were converted into Investor Shares on or about August 27, 2008 and the Fund’s Rule 18f-3 Multi-Class Plan was amended at that time to reflect the elimination of the C Shares.

3 On or about November 13, 2008, the Flag Investors – Equity Opportunity Fund was reorganized as the Brown Advisory Flexible Value Fund.  Prior to the reorganization, on August 8, 2006, the Flag Investors – Equity Opportunity Fund adopted the Fund’s original rule 18f-3 Multi-Class Plan.  Following the reorganization, on February 12, 2009, an amended Rule 18f-3 Multi-Class Plan was adopted for the Brown Advisory Funds, including the Brown Advisory Flexible Value Fund.

4 A shares of Dover Long/Short Sector Fund were converted into Investor Shares on or about June 13, 2008 and the Fund’s Rule 18f-3 Multi-Class plan was amended at that time to reflect the elimination of A shares.

FORUM FUNDS
Rule 18f-3 Multi-Class Plan

APPENDIX B

Fund	Class	Exchange Option(s)
Absolute Strategies Fund	Institutional	Absolute Funds - Institutional5
Investor
Brown Advisory Funds6	Institutional	Brown Advisory Funds – Institutional7
	A	Brown Advisory Funds – A
D
Golden Funds8	Institutional	Golden Funds – Institutional
	Investor	Golden Funds - Investor
Merk Hard Currency Fund	Institutional	Merk Funds9 - Institutional
Investor

5 For purposes of this Appendix B, the term “Absolute Funds” is defined to mean any series of the Trust advised by Absolute Investment Advisors LLC or an entity controlling, controlled by or under common control with Absolute Investment Advisors LLC.

6 For purposes of this Appendix B, the term “Brown Advisory Funds” is defined to mean all series of the Trust advised by Brown Investment Advisory Incorporated or an entity controlling, controlled by or under common control with Brown Investment Advisory Incorporated.

7 Holders of Institutional Shares and A Shares of a Brown Advisory Fund may exchange such Shares for the Shares of another Brown Advisory Fund that does not offer Shares of different classes.

8 For purposes of this section 5, the term “Golden Funds” is defined to mean all series of the Trust advised by Golden Capital Management, LLC or an entity controlling, controlled by or under common control with Golden Capital Management, LLC.

9 For purposes of this section 5, the term “Merk Funds” is defined to mean all series of the Trust advised by Merk Investments, LLC or an entity controlling, controlled by or under common control with Merk Investments, LLC.